Series C Cumulative, Convertible

Preferred Stock Purchase Agreement

This Series C Cumulative, Convertible Preferred Stock Purchase Agreement (“Agreement”) is made as of June 26, 2015 (the “Effective Date”), between Pernix Group, Inc., a Delaware corporation (“Pernix” or “Seller”), and Ernil Continental S.A., BVI (“Buyer”).

RECITALS

Seller desires to sell, and Buyer desires to purchase, shares of Pernix Series C Preferred Stock as delineated for the consideration and on the terms set forth in this Agreement.

Investment Date	Total Shares	Price Per Share	Total Investment
June 26, 2015	990,000	$10.00	$9,900,000.00

AGREEMENT

The Parties, intending to be legally bound, agree as follows:

1.

Definitions.  The following defined terms are used in this Agreement:

1.1

“Best Efforts” means the efforts that a prudent person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

1.2

“Buyer” means Ernil Continental S.A., BVI, with its European office at Herrengasse 5, PO Box 1155, FL – 9490 Vaduz, Liechtenstein.

1.3

“Closings” means the events described in Section 2.4 and encompass the consummation of the transactions described in this Agreement.

1.4

“Closing Date(s)” means the dates and time as of which the Closing actually takes place.

1.5

“Party” means, individually, the Buyer and the Seller.  “Parties” collectively refers to the Buyer and the Seller.

1.6

“Securities Act” means the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law, as well as any other United States securities laws applicable to this transaction.

1.7

“Seller” or “Pernix” or the “Company” means Pernix Group, Inc., a Delaware corporation with its offices at 151 E. 22nd Street, Lombard, Illinois 60148, United States.

1.8

“Shares” means shares of Series C Cumulative, Convertible Preferred Stock described below in Paragraph 2.1 to be issued by Pernix as a result of this transaction.

2.

Sale and Transfer of Shares; Closing

2.1

Authorization.  The Company has, or before the initial Closing will have, duly authorized for the sale and issuance, pursuant to the terms of this Agreement, 990,000 shares of its Series C Cumulative, Convertible Preferred Stock, $0.01 par value per share, having the rights, restrictions, privileges and preferences set forth in the Certificate of Designation, the form of which is attached as Exhibit A.  The Company has/will adopt and file the Certificate of Designation with the Secretary of State of Delaware.

2.2

Shares.  Subject to the terms and conditions of this Agreement, at the Closings, Seller will sell and transfer a total of Nine Hundred Ninety Thousand (990,000) Shares to Buyer, and Buyer will purchase the Shares from Seller.

2.3

Purchase Price.  The purchase price (the “Purchase Price”) for the Shares will be Ten Dollars ($10.00 USD) per share.

2.4

Closings.  The purchase and sale (the “Closings”) provided for in this Agreement will take place on or about the dates listed below:

(i)  on or about June 26, 2015 (for 990,000 Shares) or

(ii) at such other time and place as the Parties may agree.  Subject to the provisions of Section 4, failure to consummate the purchase and sale provided for in this Agreement on the dates and times and at the places determined pursuant to this Section 2.4 will not result in the termination of this Agreement and will not relieve any Party of any obligation under this Agreement.

2.5

Closing Obligations.  At each Closing:

2.5.1

Seller will deliver to Buyer:  (i) confirmation that funds have been received by the Company and (ii) either a copy of a letter instructing the transfer agent of the Company to issue the new certificates representing the Shares purchased at such Closing or the Company shall deliver to the Buyer a certificate for the number of Shares being purchased at such Closing, registered in the name of the Buyer.

2.5.2

Buyer will deliver to Seller the amount of the aggregate Purchase Price for the Shares purchased at such Closing by wire transfer to an account specified by Pernix.

2.6

Reservation of Common Stock.  The Company shall reserve and maintain a sufficient number of shares of Common Stock for issuance upon conversion of all of the outstanding Shares.

2.7

Redemption.  The Parties may negotiate in good faith for the redemption of Shares for cash, upon 20 days written request to the Company. Such redemption is not mandatory on the part of the Seller.

3.

Representations and Warranties of the Buyer.  Buyer represents and warrants to Seller as follows:

3.1

Buyer is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act.  For this purpose, Buyer understands that an “accredited investor” includes:

3.1.1

any individual who: (i) has a net worth (with spouse) in excess of $1 million; or (ii) has had an individual income in excess of $200,000 (or joint income with spouse in excess of $300,000) in each of the two most recent years and who reasonably expects the same income level for the current year; or (iii) who is an executive officer or director of the Company;

3.1.2

any entity in which all of the equity owners or partners are “accredited investors”; or

3.1.3

any corporation or partnership with total assets in excess of $5,000,000 that was not formed for the specific purpose of purchasing the securities sold hereunder.

3.2

Buyer considers itself to be a sophisticated investor in companies similarly situated to the Company, and Buyer has substantial knowledge and experience in financial and business matters (including knowledge of finance, securities and investments, generally, and experience and skill in investments based on actual participation) such that Buyer is capable of evaluating the merits and risks of the prospective investment in the Company.

3.3

Buyer’s current address is as set forth in Section 1.

3.4

Buyer has been advised and acknowledges that the issuance of the Shares, or the shares of common stock into which the Shares may be converted, will not be registered under the Securities Act, in reliance upon the exemption(s) from registration promulgated thereunder, and, therefore, are “restricted securities.”  Buyer also acknowledges that the issuance of the Shares will not be registered under the securities laws of any state.  Consequently, Buyer agrees that the Shares cannot be resold unless they are registered under the Securities Act and applicable state securities laws, or unless an exemption from such registration requirements is available.  Buyer has been advised and acknowledges that the Company is under no obligation to take any action necessary in order to make available any exemption for the transfer of the Shares without registration.

3.5

Buyer is purchasing the Shares, and the shares of common stock into which the Shares may be converted, solely for Buyer’s own account and not as nominee for, representative of, or otherwise on behalf of, any other person.  Buyer is purchasing the Shares with the intention of holding the Shares for investment, with no present intention of participating directly or indirectly in a subsequent public distribution of the Shares unless registered under the Securities Act and applicable state securities laws, or unless an exemption from such registration requirements is available. Buyer shall not make any sale, transfer or other disposition of the Shares in violation of state or federal law.

3.6

Buyer has been advised that there is no assurance that the Company will continue to be a “Public Company” (i.e., a company with equity securities registered with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or, even if the Company continues to be a Public Company, that there will be an active market for the Shares or the shares of common stock into which the Shares may be converted.  Buyer is aware that Buyer’s investment in the Company is speculative and involves a high degree of risk of loss arising from, among other things, substantial market, operational, competitive and other risks, and, having made Buyer’s own evaluation of the risks associated with this investment, Buyer is aware and Buyer has been advised that Buyer must bear the economic risks of a purchase of the Shares.

3.7

Buyer acknowledges that the Shares were not offered to Buyer by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which Buyer was invited by any of the foregoing means of communication.

3.8

Buyer understands and agrees that the Company, and all current and future stockholders of the Company, are relying on the agreements and representations contained herein.

3.9

In connection with the purchase of the Shares by Buyer, Buyer has not paid and will not pay, and has no knowledge of the payment of, any commission or other direct or indirect remuneration to any person or entity for soliciting or otherwise coordinating the purchase of the Shares.

3.10

Buyer has been advised and agrees that there will be placed on any certificates representing the Shares, or the shares of common stock into which the Shares may be converted, or any substitution(s) thereof, a legend stating in substance the following (and including any restrictions or conditions that may be required by any applicable state law), and Buyer has been advised and further agrees that the Company will refuse to permit the transfer of the Shares out of Buyer’s name in the absence of compliance with the terms of such legend:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under any state securities laws and may not be sold, pledged, transferred, assigned or otherwise disposed of except in accordance with such Act and the rules and regulations thereunder and in accordance with applicable state securities laws.  The Company will transfer such shares only upon receipt of evidence satisfactory to the Company, which may include an opinion of counsel, that the registration provisions of such Act have been compiled with or that such registration is not required and that such transfer will not violate any applicable state securities laws.”

3.11

Buyer is aware that the Company may offer and sell additional shares of Preferred Stock, Common Stock or other securities in the future, thereby diluting Buyer’s percentage equity ownership of the Company.

3.12

Buyer is acquiring the Shares, or the shares of common stock into which the Shares may be converted, for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

3.13

There is no pending proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the contemplated transactions in this Agreement.  To Buyer's knowledge, no such proceeding has been threatened.

3.14

Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents’ commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

4.

Termination.

4.1

Termination Events.  This Agreement may be terminated prior to the Closing by mutual consent of Buyer and Seller.

4.2

Effect of Termination.  If this Agreement is terminated pursuant to Section 4.1, all further obligations of the Parties under this Agreement will terminate, except that the obligations in Section 5.1 will survive; provided, however, that if this Agreement is terminated by a Party because of the breach of the Agreement by the other Party or because one or more of the conditions to the terminating Party’s obligations under this Agreement is not satisfied as a result of the other Party’s failure to comply with its obligations under this Agreement, the terminating Party’s right to pursue all legal remedies will survive such termination unimpaired.

5.

General Provisions.

5.1

Expenses.  Except as otherwise expressly provided in this Agreement, each Party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the contemplated transactions, including all fees and expenses of agents, representatives, counsel, and accountants.

5.2

Notices.  All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a Party may designate by notice to the other Party):

Seller:

Pernix Group, Inc.

151 E. 22nd Street

Lombard Ill. 60148 USA

Attention:

Nidal Z. Zayed

CEO and President

Fax:

(630) 620-4753

Buyer:

Ernil Continental S.A., BVI

Herrengasse 5

PO Box 1155

FL – 9490 Vaduz

Attention:

Mrs. Sandra A. Marc-Büchel

Director & President

Fax:

00423 237 69 78

5.3

Waiver.  The rights and remedies of the parties to this Agreement are cumulative and not alternative.  Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.  To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (ii) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

5.4

Entire Agreement and Modification.  This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter.  This Agreement may not be amended except by a written agreement executed by the Party to be charged with the amendment.

5.5

Assignments, Successors, No Third-Party Rights.  Neither Party may assign any of its rights under this Agreement without the prior consent of the other Party (which will not be unreasonably withheld), except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer.  Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties.  Nothing expressed or referred to in this Agreement will be construed to give any person or entity other than the Parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.  This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and assigns.

5.6

Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

5.7

Governing Law.  This Agreement will be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

5.8

Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the Effective Date through their duly authorized and empowered representatives.

Buyer:		Seller:
	/s/ Sandra A. Marc-Büchel		/s/ Nidal Z. Zayed
	Sandra A. Marc-Büchel		Nidal Z. Zayed
	Director & President		President & Chief Executive Officer
	Ernil Continental S.A., BVI		Pernix Group, Inc.